EXHIBIT 99.1

Kohlberg Capital Corporation Reports First Quarter 2007 Financial Results

NEW YORK, May 10, 2007 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced financial results for the three months ended March 31, 2007.

 Financial Highlights

 * Net income of $13.9 million or $0.78 per share
 * Net unrealized gains on assets during the quarter of
   $8.6 million or $0.48 per share
 * Net investment income of $5.3 million or $0.30 per share
 * Declared first quarter dividend of $0.29 per share paid on
   April 17, 2007

Operating Results

For the quarter ended March 31, 2007, Kohlberg Capital reported net income of $13.9 million or $0.78 per share. Excluding net unrealized gains on assets, net investment income for the first quarter was $5.3 million or $0.30 per share. The first quarter of 2007 was the Company's first full quarter of operations since its initial public offering ("IPO") on December 11, 2006.

Net unrealized gain on investments totaled $8.6 million for the first quarter of 2007. The net unrealized gain is primarily a result of appreciation in value of Kohlberg Capital's investment in its wholly-owned portfolio company, Katonah Debt Advisors. Katonah Debt Advisors is an asset management company that manages collateralized debt obligation funds ("CDO Funds") that invest in broadly syndicated corporate term loans, high-yield bonds and other corporate credit instruments.

Katonah Debt Advisors' value increased primarily as a result of an increase in its assets under management for which it receives a recurring management fee stream. For the first quarter of 2007, Katonah Debt Advisors increased its assets under management by approximately $500 million to approximately $1.7 billion. This increase is attributable to the near full investment ramp-up of its fourth CDO Fund which priced on April 15, 2007, and the initial asset accumulation of three new CDO funds which Katonah Debt Advisors expects to complete later in 2007.

Portfolio

Kohlberg Capital's portfolio investments at fair value increased from $249.2 million at year-end to $288.7 million as of March 31, 2007. During the quarter, the Company purchased or originated new investments of approximately $54 million and sold lower yielding investments of approximately $18 million. The net increase in portfolio size was funded primarily with borrowings under the Company's new credit facility and with the proceeds of the over-allotment option exercised in connection with our December 2006 IPO. During the first quarter, the Company also sold some of its initial portfolio of primarily first lien loans that was accumulated prior to completion of the IPO in order to move towards our targeted portfolio mix of first and second lien loans, mezzanine finance and equity securities.

First lien loan balances at fair value decreased $12.9 million to $150.4 million at quarter end as a result of principal amortization and sales of lower yielding loans in order to increase investments in second lien and mezzanine loans. Second lien and mezzanine loan positions increased by $36.9 million to $64.3 million and the Company had equity securities, other than CDO equity securities, totaling $3 million at March 31, 2007. The Company's investment in CDO Fund securities increased by $3.4 million to $24.3 million.

The investment portfolio (excluding the Company's investment in Katonah Debt Advisors) at quarter end is well-diversified across 24 different industries and 64 different entities with an average balance per investment of $3.8 million. As of March 31, 2007, all portfolio companies were current on their debt service obligations. The Company's portfolio, including the CDO Funds in which it invests, and the CDO Funds managed by Katonah Debt Advisors consist almost exclusively of credit instruments issued by corporations and do not include investments in asset-backed securities, such as those secured by residential mortgages or other consumer borrowings.

Katonah Debt Advisors

At March 31, 2007, Kohlberg Capital's investment in its wholly owned portfolio company, Katonah Debt Advisors, was approximately $46.7 million. For the three months ended March 31, 2007, Katonah Debt Advisors had GAAP net income of approximately $0.5 million. The net income of Katonah Debt Advisors is included in the GAAP income of Kohlberg Capital Corporation. For purposes of calculating quarterly dividends, only cash distributions of Katonah Debt Advisors' current or accumulated undistributed net income to Kohlberg Capital are included. Katonah Debt Advisors made no cash distributions of its income in the first quarter of 2007.

CDO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans and bonds and do not invest in asset-backed securities such as those secured by residential mortgages or other consumer borrowings. Katonah Debt Advisors' assets under management at March 31, 2007 totaled approximately $1.7 billion for which it receives annual management fee income at an average rate of approximately 0.5% of assets under management. Katonah Debt Advisors also typically receives one-time structuring fees upon the creation of a new CDO Fund and may also receive one-time incentive fees upon the liquidation of a CDO Fund which, typically occurs four to six years after its formation.

In April 2007, Katonah Debt Advisors priced its fourth CDO Fund, which is expected to close on May 15, 2007 and for which it will receive a one-time structuring fee of $1 million at closing and as well as annual management fees paid quarterly. The Company has committed to make a $5 million equity investment in this CDO Fund. Katonah Debt Advisors currently is accumulating assets for three additional CDO Funds which it expects to complete during the balance of 2007.

Dayl Pearson, CEO and President, commented, "We are pleased with our first full quarter of operations since our December 2006 IPO. We have exceeded our expectations on the execution of our business plan and the portfolio ramp-up of investments for both our balance sheet and for funds managed by Katonah Debt Advisors. We began to transition our initial portfolio of primarily first lien loans to a portfolio more heavily weighted towards higher yielding second lien and mezzanine debt. As a result, our weighted average spread over LIBOR on earning assets increased from approximately 3.5% on the original portfolio to approximately 4.2% at March 31, 2007. We expect to further increase this spread as we continue to grow our portfolio and increase our relative positions in higher yielding debt tranches while maintaining our focus on high credit quality. Our earnings from our well-diversified middle-market investments and our internally managed cost structure enabled us to distribute a $0.29 quarterly dividend per share which we expect to increase in future quarters as we increase the size and broaden the composition of our portfolio."

Other

Liquidity and Capital Resources. At March 31, 2006, Kohlberg Capital had cash and cash equivalents of $5.3 million, total assets of $299.3 million and net assets of $265.3 million. The Company's net asset value per common share was $14.78 with borrowings outstanding of $15 million under its $200 million securitization revolving credit facility.

Valuation of Portfolio Investments. Kohlberg Capital's Board of Directors is responsible for determining the fair value of portfolio investments on a quarterly basis. The Board has retained Duff & Phelps, LLC, ("Duff & Phelps") an independent financial advisory and investment banking firm, to regularly review a selection of its portfolio investments and to provide valuation assistance to the valuation committee of Kohlberg Capital's Board of Directors that its fair value determinations are not unreasonable. For those portfolio investments reviewed by Duff & Phelps, the Board has made fair value determinations using reasonable assumptions and methodologies that are within an expected aggregate range of fair value and have been determined as not unreasonable under the independent third party review of Duff & Phelps, LLC.

Investment in CDO Fund Securities. At March 31, 2007, Kohlberg Capital had CDO Fund equity securities valued at $24.3 million in seven different CDOs. Investments in CDO Fund equity securities represented approximately 8% of total investment assets at March 31, 2007.

Net Asset Value per Share. During the three months ended March 31, 2007, Kohlberg Capital's net asset value increased approximately $8.9 million, or $0.50 per share, to $265.3 million, or $14.78 per share.

Goodwill Amortization. As a result of goodwill resulting from the purchase of Katonah Debt Advisors by Kohlberg Capital prior to the IPO, approximately $32 million in goodwill was recognized for tax purposes only. Approximately $2 million of goodwill amortization per annum reduces the taxable income, but not the GAAP income, of Katonah Debt Advisors. Any distributions of the taxable income of Katonah Debt Advisors to Kohlberg Capital will thus become a component of Kohlberg Capital's distributable income.

Distributable Income. Generally, at least 98% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income (as adjusted for tax differences) plus any taxable income distributions (after amortization of tax goodwill) from Katonah Debt Advisors. As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

For the first quarter 2007, Katonah Debt Advisors made no distributions of its GAAP or tax net income to Kohlberg Capital.

Dividend. Kohlberg Capital declared a regular quarterly dividend of $0.29 per share for the three months ended March 31, 2007. The record date for these dividends was April 6, 2007 and the dividend was paid on April 17, 2007.

Conference Call

As previously announced, Kohlberg Capital will hold a conference call on Friday, May 11, 2007 at 9:00 a.m. Eastern Standard Time to discuss its first quarter 2007 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-800-811-8824.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 30 days on our website in the Investor Relations section under Events. The replay dial in numbers are as follows, Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820; Replay Passcode: 4199730.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CDO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

Safe Harbor Statement Under the Private Securities Litigation reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                      KOHLBERG CAPITAL CORPORATION
                             BALANCE SHEETS

                                        As of             As of
                                   March 31, 2007   December 31, 2006
                                   --------------   -----------------
                                     (unaudited)

 ASSETS
 Investments at fair value:
    Investments in debt
     securities (cost: 2007 -
     $213,953,488; 2006 -
     $190,767,384)                  $ 214,756,479      $ 190,767,384
    Investments in CDO fund
     securities (cost: 2007 -
     $25,120,000; 2006 -
     $20,870,000)                      24,290,000         20,870,000
    Investments in equity
     securities (cost: 2007 -
     $2,974,140; 2006 - $0)             2,974,140                 --
    Affiliate investment (cost:
     2007 - $33,394,995; 2006 -
     $33,394,995)                      46,658,105         37,574,995
                                    -------------      -------------
    Total investments at fair
     value                            288,678,724        249,212,379
 Cash and cash equivalents              5,258,554         32,404,493
 Restricted cash                          933,376                 --
 Interest and dividends
  receivable                            1,965,484            602,085
 Receivable for open trades               501,768                 --
 Accounts receivable                       55,114                 --
 Due from affiliate                       601,307            (87,832)
 Other assets                           1,353,185            156,890
                                    -------------      -------------
 Total assets                       $ 299,347,512      $ 282,288,015
                                    =============      =============
 LIABILITIES
 Borrowings                            15,000,000                 --
 Payable for open trades               12,047,871         24,183,044
 Accounts payable and accrued
  expenses                              1,803,210          1,704,548
 Dividend payable                       5,204,436                 --
                                    -------------      -------------
 Total liabilities                  $  34,055,517      $  25,887,592
                                    -------------      -------------
 Commitments and
  contingencies (Note 8)

 STOCKHOLDERS' EQUITY
 Common stock, par value $.001
  per share, 100,000,000 common
  shares authorized, 17,946,333
  common shares issued and
  outstanding at March 31, 2007
  and December 31, 2006                   179,463            179,463
 Capital in excess of par value       251,697,420        251,550,420
 Undistributed net investment
  income                                  594,016            416,753
 Undistributed net realized
  gains                                        --              1,077
 Net unrealized appreciation on
  investments                          12,821,096          4,252,710
                                    -------------      -------------
 Total stockholders' equity           265,291,995        256,400,423
                                    -------------      -------------
 Total liabilities and
  stockholders' equity              $ 299,337,512      $ 282,288,015
                                    =============      =============
 NET ASSET VALUE PER SHARE          $       14.78      $       14.29
                                    =============      =============

                      KOHLBERG CAPITAL CORPORATION
                         STATEMENT OF OPERATIONS
                               (unaudited)

                                                   Three Months Ended
                                                     March 31, 2007
                                                   ------------------

 INVESTMENT INCOME:
    Interest from investments in debt
     securities                                       $  4,444,001
    Interest from cash and cash equivalents                137,143
    Dividends from investments in CDO fund
     securities                                          1,765,229
    Capital structuring service fees                       188,194
                                                      ------------
            Total investment income                      6,534,567
                                                      ------------
 EXPENSES:
    Interest and amortization of debt
     issuance costs                                        148,341
    Compensation                                           817,662
    Professional fees                                      423,386
    Insurance                                               39,223
    Administrative and other                               299,282
                                                      ------------
         Total expenses                                  1,727,894
    Equity in income of affiliate                          487,715
                                                      ------------
 NET INVESTMENT INCOME                                   5,294,388
 REALIZED AND UNREALIZED GAINS ON INVESTMENTS:
       Net realized gains from investment
        transactions                                        86,234
       Net unrealized gains on debt securities             802,991
       Net unrealized gains on affiliate
        investments                                      8,595,395
       Net unrealized losses on CDO fund
        securities                                        (830,000)
                                                      ------------
          Net realized and unrealized gain on
           investments                                   8,654,620
                                                      ------------
 NET INCREASE IN STOCKHOLDERS' EQUITY RESULTING
  FROM OPERATIONS                                     $ 13,949,008
                                                      ============
 BASIC AND DILUTED EARNINGS PER COMMON SHARE          $       0.78
 BASIC NET INVESTMENT INCOME PER COMMON SHARE         $       0.30
 DILUTED NET INVESTMENT INCOME PER COMMON SHARE       $       0.29
 WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING -- BASIC                                  17,946,333
 WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING -- DILUTED                                17,957,602

(KCAP)

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com